VOID AFTER 5:00 P.M., EASTERN TIME,
ON DATE ______________

THIS WARRANT AND THE SHARES OF COMMON STOCK UNDERLYING THIS WARRANT (COLLECTIVELY, THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT OR IN A TRANSACTION THAT, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO MIP SOLUTIONS, INC., QUALIFIES AS AN EXEMPT TRANSACTION UNDER SUCH ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

MIP SOLUTIONS, INC.

COMMON STOCK PURCHASE WARRANT

000 Shares

MIP SOLUTIONS, INC., a Nevada corporation (the "Company"), hereby certifies that__________________ (the "Initial Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, ____________ (000) shares of fully paid and non-assessable Common Stock of the Company, par value $.001 per share, at a purchase price of Fifty Cents ($0.50) per share, subject to adjustment from time to time pursuant to Section 3 hereof (the "Purchase Price"). The term "Common Stock" means, unless the context otherwise requires, the Company's Common Stock, par value $.001 per share, or other securities or property at the time deliverable upon the exercise of this Warrant.

1 Exercise.

1.1 Timing of Exercise and Callable Rights. This Warrant shall be exercisable in whole or in part from time to time commencing on DATE OF PURCHASE, and expiring at 5:00 P.M., Eastern Time, three years later on CORRESPONDING DATE, and may not be exercised thereafter. The Company may call the Warrants for redemption, in whole and not in part, at its sole discretion, at a price of $.01 per warrant (the “Redemption Price”), at any time after the Company’s Common Stock trades on a public exchange and the Common Stock closes at or above a price of $1.50 for 15 (fifteen) consecutive trading days. In the event the Company shall elect to redeem all of the Warrants, the Company shall fix a date for the redemption. Notice of redemption shall be mailed by first class mail, postage prepaid, by the Company not less than 20 days prior to the date fixed for redemption to the registered holders of the Warrant to be redeemed at their last addresses as they shall appear on the registration books. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the registered holder received such notice. The Warrants may be exercised in accordance with Section 1.2 of this Agreement at any time after notice of redemption shall have been given by the Company pursuant to Section 1.1 herein and prior to the time and date fixed for redemption. On and after the redemption date, the record holder of the Warrants shall have no further rights except to receive, upon surrender of the Warrants, the Redemption Price.

1.2 Manner of Exercise. The purchase rights evidenced by this Warrant shall be exercised by the Initial Holder or any person permitted by Section 6.1 herein (collectively, "the Holder"), by surrendering this Warrant, with the form of subscription at the end hereof duly executed by the Holder, to the Company at its office in Las Vegas, Nevada (or such office as may be designated by the Company to the Holder), accompanied by payment (in cash, by wire transfer or by certified or official bank check or checks) of the Purchase Price.

1.3 Partial Exercise. This Warrant may be exercised for less than the full number of shares of Common Stock at the time called for hereby, in which case the number of shares receivable upon the exercise of this Warrant as a whole, and the sum payable upon the exercise of this Warrant as a whole, shall be proportionately reduced. Upon any such partial exercise, the Company at its expense will forthwith issue to the Holder a new Warrant or Warrants of like tenor calling for the number of shares of Common Stock as to which rights have not been exercised, such Warrant or Warrants to be issued in the name of the Holder.

2. Delivery of Stock Certificates Upon Exercise. As soon as practicable after the exercise of this Warrant, and in any event within ten (10) days thereafter, the Company, at its expense, will cause to be issued in the name of and delivered to the Holder a certificate or certificates for the number of fully paid and non-assessable shares of Common Stock to which the Holder shall be entitled upon such exercise. Any shares of Common Stock as to which this Warrant is exercised shall be deemed issued on and as of the date of such exercise, and the Holder shall thereupon be deemed to be the owner of record of such shares.

3. Anti-Dilution Adjustments.

3.1 Change in Capitalization. In case of any stock split, stock dividend or similar transaction which increases or decreases the number of outstanding shares of Common Stock, appropriate adjustment shall be made by the Board of Directors of the Company to the number of shares, and the Purchase Price per share, of Common Stock which may be purchased under this Warrant.

3.2 Consolidation, Merger and Sale of Assets. In the case of a merger, sale of assets or similar transaction which results in a replacement of the Company's shares of Common Stock with stock of another corporation, the corporation formed by such consolidation or the corporation into which the Company shall have been merged or the corporation which shall have acquired such assets, as the case may be, shall execute and deliver to the Holder a certificate stating that the Holder shall have the right thereafter to exercise this Warrant in exchange for the kind and amount of shares of stock or other securities or property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock into which this Warrant might have been converted immediately prior to such consolidation, merger, sale or transfer, subject to adjustment as provided hereinabove. The provisions of this Section shall similarly apply to successive consolidations, mergers, sales or transfers.

3.3 Exchanges and Distributions With Respect to Common Stock. If the Company shall exchange for its Common Stock or distribute with respect to its Common Stock other securities issued by it, the Company shall give notice thereof to the Holder, and the Holder shall have the right thereafter (until the expiration of this Warrant) to exercise this Warrant for the kind and amount of shares of stock and other securities retained or received by a holder of the number of shares of Common Stock of the Company into which this Warrant might have been converted immediately prior to such exchange or distribution, subject to adjustment as provided hereinabove.

3.4 Officer's Certificate. Whenever the Purchase Price per share or the number of shares of Common Stock subject to this Warrant is adjusted, the Company shall promptly mail to the Holder of this Warrant a notice of adjustment, which notice shall include a brief statement of the facts requiring the adjustment and the manner of computing it and shall be certified by the chief financial officer of the Company. The determination of the adjustment shall be made by the Company in its sole discretion and shall be final and binding upon the Holder.

4. Shares to Be Fully Paid; Reservation of Capital Stock Issuable Upon Exercise of Warrants. The Company covenants and agrees that any shares issued hereunder will, upon issuance, be fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof. The Company shall at all times reserve and keep available out of its authorized but unissued capital stock, solely for the issuance and delivery upon the exercise of this Warrant, such number of its duly authorized shares of Common Stock as from time to time shall be issuable upon the exercise of this Warrant.

5. Fractional Shares. The Company shall not issue fractions of shares of Common Stock upon exercise of this Warrant or scrip in lieu thereof. If any fraction of a share of Common Stock would, except for the provisions of this Section 5, be issuable upon exercise of this Warrant, then the number of shares of Common Stock to be issued shall be rounded up or down to the nearest whole share.

6. Transfer Restrictions

6.1 Transfer. A Holder, including the Initial Holder or any subsequent Holder may transfer this Warrant only to (i) any other Holder, (ii) any entity controlled by, controlling or under common control of the Holder, or for which the Holder is acting as the representative, or to one or more of its shareholders, directors, officers, employees or limited or general partners, or to entities that manage or co-manage the Holder or any of its limited or general partners, or (iii) any member of the immediate family (which shall be deemed to include a spouse, parent, child or sibling) of an individual Holder or trust for the benefit of any such individual. Prior to any such transfer, the Holder must provide information to the Company, in writing, regarding the proposed transferee sufficient for the Company to determine the eligibility of such transferee under this Section 6.

6.2 Securities Laws. The Holder of this Warrant, by accepting delivery of the same, hereby:

(a) acknowledges that any shares of Common Stock issued pursuant to the exercise of this Warrant may not be registered under the Securities Act of 1933, as amended (the "Securities Act"), at the time issued;

(b) agrees that, upon the exercise of this Warrant, it shall make the customary representations and warranties as may be requested by counsel to the Company in order for the Company to properly rely upon Section 4(2) of the Securities Act regarding exemption from registration thereunder, and, in connection with such exemption, that any certificates representing shares of Common Stock issued pursuant to this Warrant would reflect an appropriate legend regarding restrictions upon transferability; and

(c) agree to indemnify the Company, and hold it harmless from and against, any and all losses, expenses (including attorneys' fee), costs and damages arising form or relating to any violation of applicable state securities or "blue sky" laws in connection with the issuance, sale, delivery or exercise of this Warrant and the issuance, sale and delivery of shares of Common Stock upon any exercise of this Warrant.

  7. Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement, and if requested by the Board of Directors, a bond in an amount reasonably satisfactory to it, or (in the case mutilation) upon surrender and cancellation hereof, the Company will issue in lieu thereof a new Warrant of like tenor.

8. Rights as a Warrant Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity except with respect to certificates representing shares of Common Stock issued upon exercise of this Warrant. The rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein. Prior to due presentment for transfer of this Warrant, the Company may deem and treat the Holder as the absolute owner of this Warrant for purposes of any exercise hereof and for all other purposes and such right of the Company shall not be affected by any notice to the contrary.

9. Subdivision of Rights. This Warrant (as well as any new warrant issued pursuant to the provisions of this Section) is exchangeable upon the surrender hereof by the Holder at the principal office of the Company for any number of new warrants of like tenor and date representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock of the Company that may be subscribed for and purchased hereunder.

10. Sending of Notices. All notices and other communications from the Company to the Holder of this Warrant shall be sent by express mail or courier service to the address furnished to the Company in writing by the Holder.

11. Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of the terms hereof.

12. Change, Waiver, Discharge or Termination. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

13. Governing Law. This Warrant shall be governed by, and construed in accordance with, the laws of the State of Nevada.

MIP SOLUTIONS, INC.

By:
Edward A. Hunton, Corporate Secretary

Dated: _____________________, 2006

[To be signed only upon exercise of Warrant]

To MIP Solutions, Inc.:

The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and purchase thereunder, ______ shares of Common Stock of MIP Solutions, Inc., and herewith makes payment of $__________ therefor, and requests that the certificates for such shares be issued in the name of and be delivered to __________, whose address is ________________.

The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

______________________________

[Signature must conform in all respects to name of holder as specified on the face of the Warrant]

______________________________
Address

______________________________

Dated: __________, _____